UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2015

BMC STOCK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36050	26-4687975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Lakeside Commons

980 Hammond Drive NE, Suite 500

Atlanta, GA 30328

(Address of principal executive offices) (Zip Code)

(678) 222-1219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 1, 2015, Stock Building Supply Holdings, Inc., a Delaware corporation (the “Company”), and Building Materials Holding Corporation, Inc., a Delaware corporation (“BMC”), completed their previously announced merger, effective as of 4:31 pm (EST) (the “Effective Time”). Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of June 2, 2015 (the “Merger Agreement”), between the Company and BMC, BMC merged with and into the Company (the “Merger”), with the Company surviving the Merger. As of the Effective Time, the Company was renamed “BMC Stock Holdings, Inc.”

At the Effective Time and as a result of the Merger, each share of common stock, par value $0.001 per share, of BMC (“BMC Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding (a) any shares of BMC Common Stock held in treasury or by any wholly owned subsidiary of BMC and (b) any shares of BMC Common Stock held by any BMC stockholder who is entitled to exercise, and properly exercises, appraisal rights with respect to such shares of BMC Common Stock pursuant to the General Corporation Law of the State of Delaware) was converted into the right to receive 0.5231 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”). No fractional shares of Company Common Stock will be issued pursuant to the Merger. Each holder of BMC Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Company Common Stock (after taking into account all shares of BMC Common Stock exchanged by such holder) will receive cash in lieu thereof (without interest) in an amount equal to such fractional amount multiplied by $17.19, the last reported sale price of Company Common Stock on the Nasdaq Global Select Market (“Nasdaq”) on November 30, 2015, the last complete trading day prior to the date of the Effective Time.

The Company Common Stock will continue to be traded on Nasdaq under the symbol “STCK.” The Company’s Common Stock has a new CUSIP number, 05591B109.

In connection with the Merger, the Company issued approximately 39,200,000 shares of Company Common Stock. The issuance of Company Common Stock in connection with the Merger was registered under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (Commission File No. 333-206421) filed with the United States Securities and Exchange Commission (the “SEC”) and declared effective on October 29, 2015. The definitive Joint Proxy and Consent Solicitation Statement/Prospectus, included in the registration statement and filed with the SEC on November 2, 2015, contains additional information about the Merger.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2015, and which is incorporated by reference into this Current Report on Form 8-K.

The foregoing summary description of the Merger Agreement and the copy of the Merger Agreement incorporated by reference as an exhibit into this Current Report on Form 8-K are included to provide investors with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or BMC. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of the Company and BMC in connection with the signing of the Merger Agreement. Those confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and BMC rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about the Company or BMC.

Item 1.01. Entry into a Material Definitive Agreement.

Registration Rights Agreement

On June 2, 2015 and effective as of the Effective Time, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain stockholders affiliated with Davidson Kempner Capital Management LP (“DK”), Robotti & Company Advisors, LLC (“Robotti”) and The Gores Group, LLC (“Gores”, and collectively with DK and Robotti, the “Stockholder Group”). Pursuant to the Registration Rights Agreement and subject to certain conditions and limitations stated therein, the Company granted the Stockholder Group registration rights with respect to the shares of Company Common Stock held by such stockholders. These rights include demand registration rights, shelf registration rights and “piggyback” registration rights, as well as customary indemnification provisions. The registration rights are subject to certain holdback and suspension periods. All fees, costs and expenses related to registrations generally will be borne by the Company, other than underwriting discounts and commissions attributable to the sale of registrable shares by the Stockholder Group pursuant to a demand registration or a piggyback registration, as applicable.

The foregoing summary description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which was attached as Annex G to the definitive Joint Proxy and Consent Solicitation Statement/Prospectus filed by the Company with the SEC on November 2, 2015, and which is incorporated by reference into this Current Report on Form 8-K.

Indemnification Agreements

The information set forth in Item 5.02 below regarding the indemnification agreements entered into by each of the directors appointed to the board of directors of the Company (the “Board”) pursuant to the Merger Agreement is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Director Nomination Agreement

Effective as of the Effective Time, in connection with the Merger, the Company and Gores Building Holdings, LLC (“Gores Holdings”) terminated that certain Director Nomination Agreement (the “Gores Director Nomination Agreement”), dated as of August 14, 2013, by and between the Company and Gores Holdings.

The Gores Director Nomination Agreement provided Gores Holdings with the right to designate nominees for election to the Board for so long as Gores Holdings beneficially owned 10% or more of the total number of shares of Company Common Stock then outstanding. The number of nominees that Gores Holdings was entitled to designate under the Gores Director Nomination Agreement bore the same proportion to the total number of members of the Board as the number of shares of Company Common Stock beneficially owned by Gores Holdings bore to the total number of shares of Company Common Stock outstanding, rounded up to the nearest whole number. In addition, Gores Holdings was entitled to designate the replacement for any of its Board designees whose Board service terminated prior to the end of such director’s term regardless of Gores Holdings’ beneficial ownership at such time. Gores Holdings also had the right to have its designees participate on committees of the Board proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules.

The foregoing summary description of the Gores Director Nomination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Gores Director Nomination Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2013 in Commission File No. 001-36050 and which is incorporated herein by reference.

Termination of Existing Gores Registration Rights

Effective as of the Effective Time and pursuant to the effectiveness of the Registration Rights Agreement, the prior registration rights agreement (the “Prior Registration Rights Agreement”) with respect to the shares of the Company Common Stock held by Gores Holdings, Glendon Saturn Holdings, LLC, a Delaware limited liability company, and their respective affiliates was automatically terminated.

Pursuant to the Prior Registration Rights Agreement the holders of a majority of the registrable securities were entitled to request that the Company register their shares on a long-form or short-form registration statement on one or more occasions. Holders of such registrable securities were also entitled to participate in certain registered offerings by the Company, subject to restrictions set forth in the Prior Registration Rights Agreement. The Company was required to pay the expenses of the holders of such registrable securities in connection with their exercise of their rights under the Prior Registration Rights Agreement.

The foregoing summary description of the Prior Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Prior Registration Rights Agreement, a copy of which was filed as Exhibit D of Exhibit 2.2 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on June 14, 2013 in Commission File No. 333-189368 and which is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note above is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 below is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Immediately after giving effect to the Merger, former BMC stockholders own approximately 60% of the Company Common Stock, with Company stockholders immediately prior to the Effective Time owning approximately 40% of the Company Common Stock.

Immediately prior to the Effective Time, certain funds affiliated with Gores collectively owned approximately 38% of the Company Common Stock and designated two persons to sit on the Board and its committees. At the Effective Time and by virtue of the Merger and the termination of the Gores Director Nomination Agreement (discussed above), the collective ownership of Gores and its affiliates was reduced to approximately 15% of the Company Common Stock, and Gores no longer has the right to designate members of the Board or its committees. To the Company’s knowledge, as of the Effective Time, (1) no person or group beneficially owns 20% or more of the Company Common Stock, and (2) there are no arrangements or understandings between Gores and its affiliates, on the one hand, and any other party, on the other hand, with respect to election of directors of the Company.

The information about the Merger contained in the Introductory Note and Item 5.02 and the information about amendments to the Company’s certificate of incorporation in Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

As contemplated in the Merger Agreement, Andrew Freedman, Robert E. Mellor, Kevin L. Prust and Steven C. Yager resigned from the Board on December 1, 2015, effective as of the Effective Time. Their resignations were in connection with the Merger and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Named Executive Officers Resignations

Jeffrey G. Rea, the Company’s President and Chief Executive Officer, and Bryan J. Yeazel, the Company’s Chief Operating Officer, resigned as officers of the Company on December 1, 2015, effective as of the Effective Time.

Appointment of Officers

In accordance with the Merger Agreement, the Board appointed, effective as of the Effective Time, Peter C. Alexander the President and Chief Executive Officer of the Company. Mr. Alexander had previously served as the chief executive officer of BMC. Additionally, the Board appointed, effective as of the Effective Time, Noah Gay a Senior Vice President and the Chief Accounting Officer of the Company.

Biographical and other information regarding Mr. Alexander can be found in the definitive Joint Proxy and Consent Solicitation Statement/Prospectus filed by the Company with the SEC on November 2, 2015 under “Board Composition and Management of the Combined Company After the Merger.”

To the extent that any information called for by Item 5.02(c)(3) is not determined or is unavailable, the Company will provide such information, if required, in an amendment to this Form 8-K within four (4) business days after the information is determined or becomes available.

Mr. Gay, 44, previously served as a Vice President and Corporate Controller for BMC from October 2014 through the Effective Time. From August 2014 through October 2014 he served as Finance Director for Process Improvement for North America for Novelis, a manufacturer of aluminum sheet and light gauge products. From June 2010 through August 2014 he served as Region Controller for North America for Novelis.

There is no arrangement or understanding between Mr. Alexander or Mr. Gay and any other person pursuant to which any of them were selected as an officer. There are no family relationships between Mr. Alexander or Mr. Gay and any director or executive officer of the Company, and neither Mr. Alexander nor Mr. Gay is party to a related party transaction as defined by Item 404(a) of Regulation S-K.

Appointment of Directors

On December 1, 2015, effective as of the Effective Time and in accordance with the Merger Agreement, Mr. Alexander, Carl R. Vertuca, Jr., David Bullock, Michael Miller and James O’Leary were appointed to the Board. Barry J. Goldstein, David L. Keltner and Mr. Rea will continue to serve as members of the Board.

Mr. Bullock was appointed as the new Chairman of the Board effective as of the Effective Time.

The Board has affirmatively determined that all of the directors, except Mr. Alexander and Mr. Rea, qualify as independent directors under the requirements of Nasdaq.

The one employee director, Mr. Alexander, will not receive any additional compensation related to his Board service. The non-employee directors (Messrs. Vertuca, Bullock, Miller, O’Leary, Goldstein, Keltner and Rea) will receive compensation in accordance with the Company’s non-employee director compensation practices described in the “Director Compensation” section of the Company’s Annual Proxy Statement filed with the SEC on April 30, 2015. In addition, Mr. Rea will continue to participate in the Company’s health benefit plans, including basic medical insurance, executive medical coverage, dental and/or vision benefit plans on the same terms and conditions as are available to the Company’s executive officers, but only if, to the extent and for so long as Mr. Rea continues to serve as a director or consultant to the Company.

Effective as of the Effective Time, the Board made the following committee appointments: Mr. Vertuca was appointed to the Compensation Committee, where he will serve as chairman, and the Corporate Governance and Nominating Committee; Mr. Bullock was appointed to the Corporate Governance and Nominating Committee, where he will serve as chairman; Mr. Miller was appointed to the Audit Committee; and Mr. O’Leary was appointed to the Audit Committee and the Compensation Committee. Mr. Goldstein will remain chairman of the Audit Committee but will no longer serve on the Compensation Committee. Mr. Keltner will remain on the Compensation Committee but will no longer serve on the Audit Committee.

As a result of the foregoing actions, the table below sets forth the composition of the Board and the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee as of the Effective Time. Additionally, the table below specifies the class and term of service for each director.

Director Name	Class	Term Expires	Independent (Y/N)	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Peter C. Alexander	III	2016	N
David Bullock	I	2017	Y			X (Chair)
Barry J. Goldstein	II	2018	Y	X (Chair)		X
David L. Keltner	I	2017	Y		X
Michael Miller	II	2018	Y	X
James O’Leary	II	2018	Y	X	X
Jeffrey G. Rea	I	2017	N
Carl R. Vertuca, Jr.	III	2016	Y		X (Chair)	X

Messrs. Alexander, Vertuca, Bullock, Miller and O’Leary have each entered into a standard indemnification agreement, a copy of which was filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on June 14, 2013 in Commission File No. 333-189368 and which is incorporated herein by reference.

Biographical information and business experience for each of Messrs. Alexander, Vertuca, Bullock, Miller and O’Leary is set forth below.

Peter C. Alexander, 58, previously served as Chief Executive Officer of BMC from August 2010 through the Effective Time and served as a director of BMC from January 2010 through the Effective Time. He previously served as President and Chief Executive Officer of ORCO Construction Distribution from 2005 to 2009. Mr. Alexander also was Managing Partner of KinderOaks Business Services. He previously served as President/Chief Executive Officer or in executive positions of several other companies in the technology, retail/distribution and service industries, including GE Capital, ComputerLand/Vanstar, Premiere Global Services and Coast to Coast Hardware.

Carl R. Vertuca, Jr., 68, previously served as a director of BMC from January 2010 through the Effective Time. Mr. Vertuca is President of The Vertuca Group, a venture capital and real estate investment company founded in 2000. From August 2012 until December 2014, Mr. Vertuca served as a director and as chairman of the audit committee of Roomlinx (OTCMKTS: RMLX). He previously served as Executive Vice President and a Director of the DDi Group, a publicly held contract manufacturing company. He served as a director and chairman of the audit committee of DDi Corp., a publicly held company that produces quick turn printed circuit boards, from 2003 until the company was acquired by Viasystems Group, Inc. in June 2012. His expertise in executive management includes the areas of corporate development, acquisitions, finance, administration, manufacturing and engineering.

David Bullock, 51, previously served as a director of BMC from May 2014 through the Effective Time. Mr. Bullock has served as the Chief Financial Officer of Pinnacle Agriculture Holdings LLC, a distributor of agricultural-related products, since October 2015. Mr. Bullock served as the Chief Financial Officer of Graham Packaging Company Inc. (NYSE: GRM), a global manufacturer of rigid plastics containers, from 2009 until the sale of the company in 2011. From 2002 to 2008, Mr. Bullock served as Chief Operating Officer, as well as Executive Vice President and Chief Financial Officer, of UAP Holding Corporation (NASDAQ: UAPH), a distributor of agricultural-related products. Prior to this, Mr. Bullock held various financial positions with FMC Corporation, Air Products and Chemicals Inc. and Westinghouse Electric. Mr. Bullock currently serves as a director of Faith Alive USA Inc. Mr. Bullock received an M.B.A. from Cornell University and a B.S. in Electrical Engineering from Lehigh University.

Michael Miller, 51, previously served as a director of BMC from May 2014 through the Effective Time. Mr. Miller has served as the most senior financial officer of Installed Building Products, Inc. (NYSE: IBP) since he joined IBP in 2000 as Executive Vice President—Finance. Mr. Miller has been IBP’s Chief Financial Officer since July 2013 and has served as a director since March 2004. IBP is a nationwide installer of insulation and other building products in the new, existing and commercial real estate markets. Prior to joining IBP, Mr. Miller held the position of Senior Vice President/Managing Director responsible for Corporate Investment Banking at Huntington Capital Corp., a subsidiary of Huntington Bancshares, Inc., a regional bank holding company. Before joining Huntington in 1991, Mr. Miller held various positions with Deutsche Bank and CIBC in New York. Mr. Miller began his career at First Union National Bank in Charlotte, North Carolina. He holds a B.A. from Wake Forest University. Mr. Miller has extensive experience in the building products industry, background in finance and knowledge of financial reporting.

James O’Leary, 52, previously served as a director of BMC from May 2014 through the Effective Time. Mr. O’Leary currently serves as Deputy Chairman of the Board of Directors of Algeco Scotsman. Mr. O’Leary served as Chairman of the Board and Chief Executive Officer of Kaydon Corporation, Inc., a diversified global manufacturer of precision industrial goods listed on the New York Stock Exchange, from March 2007 until its sale in October 2013. He was an independent director of Kaydon Corporation, Inc. from 2005 to March 2007, chairing the Audit Committee and serving on the Compensation, Governance and Executive Committees. Mr. O’Leary is a Director of MCS360 and serves as an advisor to certain private equity funds. Mr. O’Leary is a certified public accountant (currently inactive) in the State of New York and holds an M.B.A. from the Wharton School of the University of Pennsylvania and a B.B.A. from Pace University.

There are no understandings or arrangements between Messrs. Alexander, Vertuca, Bullock, Miller or O’Leary and any other persons pursuant to which any of them were appointed as a member of the Board. There are no family relationships between Mr. Alexander, Mr. Vertuca, Mr. Bullock, Mr. Miller or Mr. O’Leary and any director or executive officer of the Company. Additionally, Messrs. Alexander, Vertuca, Bullock, Miller and O’Leary are not a party to a related party transaction as defined by Item 404(a) of Regulation S-K.

Amendment to the Stock Building Supply Holdings, Inc. 2013 Incentive Compensation Plan

At the special meeting of Company stockholders held December 1, 2015 (the “Special Meeting”), Company stockholders approved an amendment to the Stock Building Supply Holdings, Inc. 2013 Incentive Compensation Plan (the “SBS 2013 Incentive Compensation Plan”), which had been previously approved by the Board subject to stockholder approval.

The amendment to the SBS 2013 Incentive Compensation Plan increases the number of shares of Company Common Stock authorized for issuance under the SBS 2013 Incentive Compensation Plan from 1.8 million shares to 5.6 million shares. The amendment to the SBS 2013 Incentive Compensation Plan also increases, from 1.8 million shares to 5.6 million shares, the aggregate number of shares of Company Common Stock that may be issued pursuant to incentive stock options granted under the SBS 2013 Incentive Compensation Plan. Moreover, the approval of the amendment to the SBS 2013 Incentive Compensation Plan by Company stockholders constitutes approval of the performance-based compensation terms of the SBS 2013 Incentive Compensation Plan, as amended by the amendment, for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The amendment to the SBS 2013 Incentive Compensation Plan is effective as of October 26, 2015.

The material terms of the amendment to the SBS 2013 Incentive Compensation Plan are described under “Proposal 3—Approval to Amend the SBS 2013 Incentive Compensation Plan” in the definitive Joint Proxy and Consent Solicitation Statement/Prospectus filed by the Company with the SEC on November 2, 2015 and which description is incorporated by reference into this Current Report on Form 8-K.

The foregoing summary description of the SBS 2013 Incentive Compensation Plan and the amendment thereto does not purport to be complete and is qualified in its entirety by reference to the full text of the SBS 2013 Incentive Compensation Plan, which was attached as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 14, 2013 in Commission File No. 333-189368, and the amendment to the SBS 2013 Incentive Compensation Plan, which was attached as Annex B to the definitive Joint Proxy and Consent Solicitation Statement/Prospectus filed by the Company with the SEC on November 2, 2015. Both the SBS 2013 Incentive Compensation Plan and the amendment to the SBS 2013 Incentive Compensation Plan are incorporated by reference into this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, pursuant to the terms of the Merger Agreement, the Company’s certificate of incorporation was amended and restated to, amongst other things, change the name of the Company from “Stock Building Supply Holdings, Inc.” to “BMC Stock Holdings, Inc.” (the “Amended and Restated Certificate of Incorporation”). By virtue of adopting the Merger Agreement, the Company’s stockholders approved this amendment at the Special Meeting.

The material terms of the Amended and Restated Certificate of Incorporation are described under “Description of SBS Capital Stock Upon Completion of the Merger” in the definitive Joint Proxy and Consent Solicitation Statement/Prospectus filed by the Company with the SEC on November 2, 2015 and which is incorporated by reference into this Current Report on Form 8-K.

The foregoing summary description of the Company’s Amended and Restated Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, which was attached as Annex C to the Definitive Proxy/Consent Solicitation Statement/Prospectus filed by the Company with the SEC on November 2, 2015, and which is incorporated by reference into this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As discussed above, on December 1, 2015, the Company held the Special Meeting. Of the 26,186,111 shares of Company Common Stock outstanding and entitled to vote as of the record date for the Special Meeting, 23,231,283 shares were present at the Special Meeting in person or by proxy. The proposals voted on by the Company’s stockholders at the Special Meeting and the voting results are set forth below:

1.	Proposal to adopt the Merger Agreement

Votes for approval	23,227,537
Votes against	835
Abstentions	2,911
Broker Non-Votes	0

2.	Proposal to approve the issuance of Company Common Stock to BMC stockholders pursuant to the Merger Agreement

Votes for approval	23,228,277
Votes against	895
Abstentions	2,111
Broker Non-Votes	0

3.	Proposal to approve an amendment to the SBS 2013 Incentive Compensation Plan

Votes for approval	21,684,435
Votes against	1,459,887
Abstentions	86,961
Broker Non-Votes	0

4.	Proposal to approve, by non-binding advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger

Votes for approval	22,607,129
Votes against	611,443
Abstentions	12,711
Broker Non-Votes	0

Because the Merger Agreement proposal (Proposal 1) and the Company Common Stock issuance proposal (Proposal 2) were approved, the proposal to adjourn the Special Meeting to solicit additional proxies was not needed and, therefore, no vote was taken on that proposal.

Item 9.01 Financial Statements and Exhibits.

Financial Statement of Businesses Acquired and Pro Forma Financial Information

The audited financial statements of BMC as required by Item 9.01(a) of Form 8-K and the unaudited pro forma condensed combined financial statements, and notes related thereto, as required by Item 9.01(b) of Form 8-K are not included in this initial Current Report on Form 8-K. The financial statements and pro forma condensed combined financial statements will be filed by an amendment to this Current Report on Form 8-K within the time period specified in the instructions to Item 9.01 of Form 8-K.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 2, 2015, by and between Stock Building Supply Holdings, Inc. and Building Materials Holding Corporation (incorporated by reference to Exhibit 2.1 to the Form 8-K filed with the SEC on June 5, 2015 in Commission File No. 001-36050)

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Annex C to the definitive Joint Proxy and Consent Solicitation Statement/Prospectus filed with the SEC on November 2, 2015 in Commission File No. 333-206421)

10.1	Registration Rights Agreement, effective as of December 1, 2015, by and among Stock Building Supply Holdings, Inc. and certain stockholders affiliated with Davidson Kempner Capital Management LP, Robotti & Company Advisors, LLC and The Gores Group, LLC (incorporated by reference to Annex G to the definitive Joint Proxy and Consent Solicitation Statement/Prospectus filed with the SEC on November 2, 2015 in Commission File No. 333-206421)

10.2	Director Nomination Agreement, dated as of August 14, 2013, by and among Stock Building Supply Holdings, Inc. and Gores Building Holdings, LLC (incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the SEC on August 15, 2013 in Commission File No. 001-36050)

10.3	Registration rights provisions applicable to certain stockholders of Stock Building Supply Holdings, Inc. (incorporated by reference to Exhibit D of Exhibit 2.2 to the Stock Building Supply Holdings, Inc. Registration Statement on Form S-1, as amended, filed with the SEC on June 14, 2013 in Commission File No. 333-189368)

10.4	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.20 to the Stock Building Supply Holdings, Inc. Registration Statement on Form S-1, as amended, filed with the SEC on June 14, 2013 in Commission File No. 333-189368)

10.5	Form of Stock Building Supply Holdings, Inc. 2013 Incentive Compensation Plan (incorporated by reference to Exhibit 10.21 to the Stock Building Supply Holdings, Inc. Registration Statement on Form S-1, as amended, filed with the SEC on June 14, 2013 in Commission File No. 333-189368)

10.6	Amendment to the Stock Building Supply Holdings, Inc. 2013 Incentive Compensation Plan, (incorporated by reference to Annex B to the definitive Joint Proxy and Consent Solicitation Statement/Prospectus filed with the SEC on November 2, 2015 in Commission File No. 333-206421)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC STOCK HOLDINGS, INC.

By	/s/ James F. Major, Jr.
James F. Major, Jr. Executive Vice President, Chief Financial Officer and Treasurer

Date: December 7, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 2, 2015, by and between Stock Building Supply Holdings, Inc. and Building Materials Holding Corporation (incorporated by reference to Exhibit 2.1 to the Form 8-K filed with the SEC on June 5, 2015 in Commission File No. 001-36050)

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Annex C to the definitive Joint Proxy and Consent Solicitation Statement/Prospectus filed with the SEC on November 2, 2015 in Commission File No. 333-206421)

10.1	Registration Rights Agreement, effective as of December 1, 2015, by and among Stock Building Supply Holdings, Inc. and certain stockholders affiliated with Davidson Kempner Capital Management LP, Robotti & Company Advisors, LLC and The Gores Group, LLC (incorporated by reference to Annex G to the definitive Joint Proxy and Consent Solicitation Statement/Prospectus filed with the SEC on November 2, 2015 in Commission File No. 333-206421)

10.2	Director Nomination Agreement, dated as of August 14, 2013, by and among Stock Building Supply Holdings, Inc. and Gores Building Holdings, LLC (incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the SEC on August 15, 2013 in Commission File No. 001-36050)

10.3	Registration rights provisions applicable to certain stockholders of Stock Building Supply Holdings, Inc. (incorporated by reference to Exhibit D of Exhibit 2.2 to the Stock Building Supply Holdings, Inc. Registration Statement on Form S-1, as amended, filed with the SEC on June 14, 2013 in Commission File No. 333-189368)

10.4	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.20 to the Stock Building Supply Holdings, Inc. Registration Statement on Form S-1, as amended, filed with the SEC on June 14, 2013 in Commission File No. 333-189368)

10.5	Form of Stock Building Supply Holdings, Inc. 2013 Incentive Compensation Plan (incorporated by reference to Exhibit 10.21 to the Stock Building Supply Holdings, Inc. Registration Statement on Form S-1, as amended, filed with the SEC on June 14, 2013 in Commission File No. 333-189368)

10.6	Amendment to the Stock Building Supply Holdings, Inc. 2013 Incentive Compensation Plan, (incorporated by reference to Annex B to the definitive Joint Proxy and Consent Solicitation Statement/Prospectus filed with the SEC on November 2, 2015 in Commission File No. 333-206421)